                                                                    Exhibit 99.1



                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                          )       CHAPTER 11
                                                )
FLEMING COMPANIES, INC., ET AL.,(1)             )       CASE NO. 03-10945 (MFW)
                                                )       (JOINTLY ADMINISTERED)
                                                )
                           DEBTORS.             )


--------------------------------------------------------------------------------

      DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING
       SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

--------------------------------------------------------------------------------

     KIRKLAND & ELLIS LLP                    MILBANK TWEED HADLEY & MCCLOY LLP
     200 East Randolph Drive                 One Chase Manhattan Plaza
     Chicago, IL 60601                       New York, NY 10005
     (312) 861-2000                          (212) 530-5000

     and                                     and

     PACHULSKI, STANG, ZIEHL, YOUNG,         PEPPER HAMILTON LLP
     JONES & WEINTRAUB, PC                   100 Renaissance Center
     919 North Market Street, 16th Floor     Suite 3600
     PO Box 8705                             Detroit, MI  48243-1157
     Wilmington, DE  19899-8705              (313) 259-7110
     (302) 652-4100
                                             Co-Counsel for the Official
     Co-Counsel for the Debtors and          Committee of Unsecured Creditors
     Debtors in Possession

Dated:  January 19, 2004

--------------

(1) The Debtors are the following entities: Core-Mark International, Inc.; Fleming Companies, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.; Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND
         DEFINED TERMS............................................................................................1
         A.       Rules of Interpretation, Computation of Time and Governing Law..................................1
         B.       Reservation of Rights...........................................................................1
         C.       Defined Terms...................................................................................1

ARTICLE II. UNCLASSIFIED CLAIMS..................................................................................12
         A.       Administrative Claims..........................................................................12
         B.       Priority Tax Claims............................................................................13
         C.       DIP Claims.....................................................................................13

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS..............................14
         A.       Summary........................................................................................14
         B.       Classification and Treatment...................................................................14
         C.       Special Provision Governing Unimpaired Claims..................................................18

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN..................................................................18
         A.       Voting Classes.................................................................................18
         B.       Acceptance by Impaired Classes.................................................................18
         C.       Presumed Acceptance of Plan....................................................................19
         D.       Presumed Rejection of Plan.....................................................................19
         E.       Non-Consensual Confirmation....................................................................19

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................19
         A.       Substantive Consolidation......................................................................19
         B.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.................19
         C.       Cancellation of Old Notes, Old Stock and Other Equity Interests................................20
         D.       Issuance of New Securities; Execution of Related Documents.....................................20
         E.       Restructuring Transactions.....................................................................20
         F.       Corporate Governance, Directors and Officers, and Corporate Action.............................21
         G.       Post Confirmation Trust........................................................................21
         H.       Creation of Professional Fee Escrow Account....................................................22

ARTICLE VI. DEBTORS' RETAINED CAUSES OF ACTION...................................................................22
         A.       Maintenance of Causes of Action................................................................22
         B.       Preservation of Causes of Action...............................................................22
         C.       Preservation of All Causes of Action Not Expressly Settled or Released.........................23

ARTICLE VII. FUNDING OF THE PLAN.................................................................................24
         A.       Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds
                  Among the Debtors and the Reorganized Debtors..................................................24
         B.       Tranche B Loan.................................................................................24
         C.       The Rights Offering Alternative................................................................24
         D.       Sale of Assets.................................................................................24

ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................................25
         A.       Assumption/Rejection of Executory Contracts and Unexpired Leases...............................25
         B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases...........................25
         C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed..........................25
         D.       Indemnification of Directors, Officers and Employees...........................................25

                                                                                                                PAGE
                                                                                                                ----
         E.       Compensation and Benefit Programs..............................................................26

ARTICLE IX. PROVISIONS GOVERNING DISTRIBUTIONS...................................................................26
         A.       Distributions for Claims Allowed as of the Effective Date......................................26
         B.       Distributions by Core-Mark Newco and the Post Confirmation Trust...............................26
         C.       Interest on Claims.............................................................................26
         D.       Compliance with Tax Requirements/Allocations...................................................26
         E.       Delivery and Distributions and Undeliverable or Unclaimed Distributions........................27
         F.       Distribution Record Date.......................................................................27
         G.       Timing and Calculation of Amounts to be Distributed............................................27
         H.       Minimum Distribution...........................................................................28
         I.       Setoffs........................................................................................28
         J.       Old Notes......................................................................................28
         K.       Failure to Surrender Canceled Instruments......................................................28
         L.       Lost, Stolen, Mutilated or Destroyed Debt Securities...........................................28
         M.       Share Reserve..................................................................................29
         N.       Settlement of Claims and Controversies.........................................................29

ARTICLE X. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS.............................29
         A.       Resolution of Disputed Claims..................................................................29
         B.       Allowance of Claims............................................................................30
         C.       Controversy Concerning Impairment..............................................................30
         D.       Impact on Pending Litigation...................................................................30

ARTICLE XI. CONDITIONS PRECEDENT TO CONFIRMATION AND OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN................30
         A.       Conditions Precedent to Confirmation...........................................................30
         B.       Conditions Precedent to Occurrence of the Effective Date.......................................30
         C.       Waiver of Conditions...........................................................................32
         D.       Effect of Non-occurrence of Conditions to Occurrence of the Effective Date.....................32

ARTICLE XII. DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS...............................................32
         A.       Subordination..................................................................................32
         B.       MUTUAL RELEASES BY RELEASEES...................................................................32
         C.       RELEASES BY HOLDERS OF CLAIMS..................................................................32
         D.       INDEMNIFICATION................................................................................33
         E.       EXCULPATION....................................................................................33
         F.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS........................................33
         G.       INJUNCTION.....................................................................................33

ARTICLE XIII. RETENTION OF JURISDICTION..........................................................................34

ARTICLE XIV. MISCELLANEOUS PROVISIONS............................................................................35
         A.       Effectuating Documents, Further Transactions and Corporation Action............................35
         B.       Dissolution of Committee.......................................................................35
         C.       Payment of Statutory Fees......................................................................35
         D.       Modification of Plan...........................................................................35
         E.       Revocation of Plan.............................................................................35
         F.       Environmental Liabilities......................................................................35
         G.       Successors and Assigns.........................................................................36
         H.       Reservation of Rights..........................................................................36
         I.       Section 1146 Exemption.........................................................................36
         J.       Further Assurances.............................................................................36
         K.       Service of Documents...........................................................................36
         L.       Filing of Additional Documents.................................................................37

                   TABLE OF EXHIBITS TO BE FILED WITH THE PLAN


[EXHIBIT A        EXIT FACILITY TERM SHEET]
[EXHIBIT B        RIGHTS PARTICIPATION SCHEDULE]
[EXHIBIT C        EXCLUDED D&O RELEASEES]
[EXHIBIT D        SCHEDULE OF RETAINED CAUSES OF ACTION]
[EXHIBIT E        TRANCHE B LOAN TERM SHEET]
[EXHIBIT F        EQUITY COMMITMENT LETTER]

--------------------------------------------------------------------------------

   DEBTORS' AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS' FIRST AMENDED JOINT
            PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS
    FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

--------------------------------------------------------------------------------

         Pursuant to Title 11 of the United States Code, 11 U.S.C. Sections
101 et seq., Fleming Companies, Inc. and its Filing Subsidiaries, debtors and debtors-in-possession in the above-captioned and numbered case, and their Official Committee of Unsecured Creditors hereby respectfully propose the following Joint First Amended Plan of Reorganization of Fleming Companies, Inc. and its Filing Subsidiaries Under Chapter 11 of the United States Bankruptcy
Code:

                                   ARTICLE I.

                            RULES OF INTERPRETATION,
   COMPUTATION OF TIME, GOVERNING LAW, RESERVATION OF RIGHTS AND DEFINED TERMS

A.       Rules of Interpretation, Computation of Time and Governing Law

         1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

         3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.       Reservation of Rights

         This Plan is a joint Plan of the Debtors and the Committee. The Plan currently contains several matters on which the Debtors and the Committee have not reached final agreement. In the event that the parties can not reach final agreement on such matters prior to solicitation of votes on the Plan, the parties reserve their respective rights to withdraw their support for this joint Plan and proceed in any manner appropriate as outlined in the Stipulation Re Co-Exclusive Period to File Plan of Reorganization dated November 25, 2003, or under the Bankruptcy Code.

C.       Defined Terms

         Unless the context requires otherwise, the following terms shall have the following meanings when used in capitalized form herein:

         1. "5 1/4% Convertible Senior Subordinated Notes" means the 5 1/4% Convertible Senior Subordinated Notes due 2009 issued by Fleming in the original principal amount of $150 million and guaranteed by all of the Debtors.

         2. "5 1/4% Convertible Senior Subordinated Notes Indenture" means that certain indenture dated March 15, 2001, between Bank One, N.A., as indenture trustee, and Fleming, as amended or supplemented.

         3. "9 1/4% Senior Notes" means the 9 1/4% Senior Notes due 2010 issued by Fleming in the original principal amount of $200 million and guaranteed by all of the Debtors.

         4. "9 1/4% Senior Notes Indenture" mean that certain indenture dated June 18, 2002, between the Bank of New York., as successor trustee to Manufactures and Traders Trust Company, and Fleming, as amended or supplemented.

         5. "9 7/8% Senior Subordinated Notes" means the 9 7/8% Senior Subordinated Notes due 2012 issued by Fleming in the original principal amount of $260 million and guaranteed by all of the Debtors.

         6. "9 7/8% Senior Subordinated Notes Indenture" means that certain indenture dated April 15, 2002, between Bank One, N.A., as indenture trustee, and Fleming, as amended or supplemented.

         7. "10 1/8% Senior Notes" means the 10 1/8% Senior Notes due 2008 issued by Fleming in the original principal amount of $355 million and guaranteed by all of the Debtors.

         8. "10 1/8% Senior Notes Indenture" means that certain indenture dated March 15, 2001, between the Bank of New York as successor indenture trustee to Bankers Trust Company, and Fleming, as amended or supplemented.

         9. "10 5/8% Senior Subordinated Notes" means the Series A and B 10 5/8% Senior Notes due in 2007 issued by Fleming in the original principal amount of $400 million and guaranteed by all of the Debtors.

         10. "10 5/8% Senior Subordinated Notes Indenture" means that certain indenture dated July 25, 1997, between Bank One, N.A. as indenture trustee, and Fleming as amended or supplemented.

         11. "Additional Carve-Out" means that additional carve-out provided for Professional fees and expenses of $6.0 million, which are entitled to payout prior to the payment of Administrative Claims to Allowed Approved Trade Creditor Lien Claim Holders, as outlined in the Final DIP Order.

         12. "Additional Participating Amounts" means the amount to which a Disputing Holder may participate in the Rights Offering, as determined by the Bankruptcy Court or by the Debtors with the consent of the Committee and the Equity Investor.

         13. "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (including Approved Trade Creditor Lien Claims as well as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; and (c) all fees and charges assessed against the Estates under chapter 123 of Title 28 United States Code, 28 U.S.C. Sections 1911-1930.

         14. "Agents" mean Deutsche Bank Trust Company Americas, acting in its capacity as administrative agent for the Post-Petition Lenders, and JPMorgan Chase Bank, acting in its capacity as collateral agent for the Post-Petition Lenders.

         15. "Allowed" means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedule of liabilities as other than disputed, contingent or unliquidated and as to which the Debtors or any other party in interest has not Filed an objection by the Objection Deadline; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity

Interest or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date; (ii) in any stipulation with any Debtor or Reorganized Debtor of amount and nature of Claim or Equity Interest executed on or after the Confirmation Date; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or Equity Interest or (ii) has been allowed by a Final Order, in either case only if a proof of Claim or Equity Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim or Equity Interest as to which a proof of Claim has been timely filed and as to which the Debtors or any party in interest has not filed an objection by the Objection Deadline; and with respect to all Claims only after reduction for unpaid pre-petition and post-petition deductions, preference payments and other applicable setoff rights.

         16. "Allowed Claim" means an Allowed Claim in the particular Class described.

         17. "Allowed Interest" means an Allowed Equity Interest in the particular Class described.

         18. "Approved Trade Creditor" means a trade creditor who elected to participate in the Trade Credit Program established under the Final DIP Order and provided post-petition trade credit thereunder.

         19. "Approved Trade Creditor Lien" means the junior lien of an Approved Trade Creditor in the amount of actual trade credit provided pursuant to the agreement with the Debtors and as outlined in the Trade Credit Program.

         20. "Approved Trade Creditor Lien Claim" means the Claim of an Approved Trade Creditor in the amount of actual unpaid trade credit provided pursuant to the agreement with the Debtors and as outlined in the Trade Credit Program.

         21. "Approved Trade Creditor Reclamation Lien" means the junior lien of an Approved Trade Creditor holding a Reclamation Claim in the lesser of (a) the amount of actual trade credit provided pursuant to the agreement with the Debtors as outlined in the Trade Credit Program; and (b) the amount of the Allowed Reclamation Claim, as outlined in the Trade Credit Program determined without consideration of whether the Inventory of the Debtors exceeded the amount of the Pre-Petition Lenders' Secured Claim.

         22. "Approved Trade Creditor Reclamation Lien Claim" means the Claim of an Approved Trade Creditor holding a Reclamation Claim in the lesser of (a) the amount of the actual trade credit provided pursuant to the agreement with the Debtors as outlined in the Trade Credit Program and (b) the amount of the Allowed Reclamation Claim, as outlined in the Trade Credit Program determined without consideration of whether the Inventory of the Debtors exceeded the amount of the Pre-Petition Lenders' Secured Claim.

         23. "Assumption Schedule" means the schedule included in the Plan Supplement of executory contracts and unexpired leases that are to be assumed by the Reorganized Debtors on the Effective Date.

         24. "Avoidance Actions" means those avoidance actions available pursuant to Chapter 5 of the Bankruptcy Code.

         25. "Ballots" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

         26. "Bank Guarantees" means those guarantees issued by the Filing Subsidiaries in favor of the Pre-Petition Lenders, guaranteeing the obligations of Fleming on the Pre-Petition Credit Agreement.

         27. "Bankruptcy Code" means Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

         28. "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States

Code and/or the General Order of such District Court pursuant to section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

         29. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

         30. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

         31. "Bondholders" mean the Beneficial Holders of the Old Notes.

         32. "Bond Guarantees" means those guarantees issued by the Filing Subsidiaries in favor of the Holders of Old Notes guaranteeing the obligations of Fleming on the Old Notes.

         33. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)) in Wilmington, Delaware.

         34. "Canadian CCAA Court" means the Supreme Court of British Columbia or such other court in Canada having jurisdiction over Core-Mark International Inc.'s proceedings under the CCAA from time to time.

         35. "Carve-Out" means the carve-out provided for in the Final DIP Order or any Court Order or credit agreement executed with respect to a refinancing of the DIP Credit Facility or Pre-Petition Credit Agreement which includes but is not necessarily limited to (i) in the event of the occurrence and during the continuation of a Termination Event (as defined in the Final DIP Order), the payment of allowed and unpaid professional fees and disbursements incurred by the Debtors and the Committee in an aggregate amount not in excess of $4.0 million (plus all unpaid professional fees and disbursements incurred prior to the occurrence of such Termination Event strictly in accordance with the budget described in the Final DIP Order and to the extent allowed by the Bankruptcy Court and (ii) the payment of all fees required to be paid pursuant to 28 U.S.C.
Section 1930(c)(6) and all unpaid fees payable to the Clerk of this Court or the United States Trustee.

         36. "Cash" means cash and cash equivalents.

         37. "Cause of Action" means, including but is not limited to, all Claims, actions, choses in action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims and cross claims (including, but not limited to, all claims in any avoidance, recovery, subordination or other actions against Insiders and/or any other Persons under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553) of the
Debtors, the Debtors in Possession and/or the Estates (including, but not limited to, those actions listed in this Plan, Exhibit D filed herewith, the Disclosure Statement and the Plan Supplement) that are or may be pending on the Effective Date or instituted by Core-Mark Newco, the Reorganized Debtors or the Post Confirmation Trust, as applicable, after the Effective Date against any Person based on law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, known or unknown.

         38. "CCAA" means the Companies' Creditors Arrangement Act (Canada).

         39. "Chapter 11 Cases" means the chapter 11 bankruptcy cases filed by the Debtors on April 1, 2003, in the Bankruptcy Court.

         40. "Claim" means (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, as defined in section 101(5) of the Bankruptcy Code.

         41. "Claim Holder" means the Holder of a Claim.

         42. "Claims Bar Date" means September 15, 2003.

         43. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III herein.

         44. "COBRA Claims" means those Claims for continuation of health plan coverage as required in section 4980B of the Internal Revenue Code of 1986, as amended.

         45. "Confirmation" means the entry of the Confirmation Order.

         46. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rule 5003.

         47. "Confirmation Hearing" means that hearing before the Bankruptcy Court wherein the Debtors seek confirmation of the Plan as provided for in section 1128 of the Bankruptcy Code.

         48. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         49. "Contract Claims Bar Dates" means those certain dates set forth in any prior or subsequent Orders of the Bankruptcy Court by which Claims pursuant to sections 365 and/or 502(b)(6) of the Bankruptcy Code must be filed.

         50. "Convenience Claims" means those General Unsecured Claims in Class 7 herein, as described in Section III.B.9.

         51. "Core-Mark Newco" means the Delaware corporation to be formed on the Effective Date, as well as Core-Mark Holdings I, Core-Mark Holdings II and Core-Mark Holdings III, as further described in Section V.E. herein.

         52. "Creditors Committee" or "Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the United States Trustee on April 14, 2003.

         53. "D&O Releasees" means all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each Debtor and their respective subsidiaries, in each case in their capacity as such as of the Petition Date or thereafter, whose identities shall be mutually agreed upon by the Debtors and the Committee, but excluding the Excluded D&O Releasees.

         54. "Debtors" means Fleming and its Filing Subsidiaries, as debtors in the Chapter 11 Cases.

         55. "DIP Claim" means a Claim arising under or as a result of the DIP Credit Facility, including letters of credit arising thereunder.

         56. "DIP Credit Facility" means the commitment secured by the Debtors for debtor-in-possession financing from the Post-Petition Lenders authorized in the Final DIP Order or any refinancing thereof, including but not limited to a refinancing whereby the refinancing lender takes an assignment of the DIP Credit Facility or the Claims of the Post-Petition Lenders thereunder.

         57. "Disclosure Statement" means the First Amended Disclosure Statement in Support of Debtors' and Official Committee of Unsecured Creditors' First Amended Joint Plan of Reorganization of Fleming Companies, Inc., and its Filing Subsidiaries under Chapter 11 of the Bankruptcy Code dated January 19, 2004, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with the Bankruptcy Code.

         58. "Disputed" means, for purposes of this Plan, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent and for which a timely Objection has been filed; or (b) as to which any Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules which has not been withdrawn or determined by a Final Order.

         59. "Disputing Holder" means a Holder of a Class 6 General Unsecured Claim that disputes its Rights Participation Claim Amount and acts in accordance with the procedures described in section VII.B.10.

         60. "Distribution Record Date" means the Effective Date.

         61. "DSD Trust Claims" means those claims of certain vendors that arose from the direct shipment of goods to retailers, and which are subject to ongoing litigation.

         62. "DTC" means The Depository Trust Company.

         63. "Effective Date" means the date selected by the Debtors and the Committee on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article XI herein have been (i) satisfied or (ii) waived pursuant to Section XI.C.

         64. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

         65. "Equity Commitment Letter" means that certain commitment letter between the Debtors and the Equity Investor whereby the Equity Investor, subject to the satisfaction or waiver of certain conditions, commits to purchase and exercise the Equity Subscription Rights not otherwise exercised prior to the Subscription Expiration Date, attached to the Plan as Exhibit E.

         66. "Equity Interest" means (a) any equity interest of Fleming, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock (including the Old Stock) and (b) any interest, including but not limited to, any warrant, options, conversion privileges or contract rights to purchase or acquire any equity security of Fleming at any time.

         67. "Equity Investor" means the Person(s) that, subject to the satisfaction or waiver of certain conditions, has committed to purchase all Preferred Stock for which the Equity Subscription Rights were not exercised prior to the Subscription Expiration Date.

         68. "Equity Subscription Right" means the right to purchase shares of Preferred Stock offered to those Claim Holders listed on the Rights Participation Schedule.

         69. "Estate" means the estate of each Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

         70. "Exchange Agent" means the institution engaged by the Debtors to conduct the exchange of certain securities as provided for herein.

         71. "Excluded D&O Releasees" means those parties listed on Exhibit C filed herewith, which Exhibit shall be mutually agreed upon by the Debtors and the Committee.

         72. "Exercising Claim Holder" means the Holder of an Equity Subscription Right that has timely and duly exercised the Equity Subscription Right that such Holder was eligible to exercise.

         73. "Exit Financing Facility" means the senior secured term and revolving credit facilities in the anticipated aggregate amount of $[____] million, that will be entered into by Core-Mark Newco on the Effective Date on substantially the terms set forth on Exhibit A filed herewith.

         74. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

         75. "Filing Subsidiaries" means Core-Mark International, Inc.; ABCO Food Group, Inc.; ABCO Markets, Inc.; ABCO Realty Corp.; ASI Office Automation, Inc.; C/M Products, Inc.; Core-Mark Interrelated Companies, Inc.; Core-Mark Mid-Continent, Inc.; Dunigan Fuels, Inc.; Favar Concepts, Ltd.; Fleming Foods Management Co., L.L.C., Fleming Foods of Texas, L.P.; Fleming International, Ltd.; Fleming Supermarkets of Florida, Inc.; Fleming Transportation Service, Inc.; Food 4 Less Beverage Company, Inc.; Fuelserv, Inc.; General Acceptance Corporation; Head Distributing Company; Marquise Ventures Company, Inc.; Minter-Weisman Co.;

Piggly Wiggly Company; Progressive Realty, Inc.; Rainbow Food Group, Inc.; Retail Investments, Inc.; Retail Supermarkets, Inc.; RFS Marketing Services, Inc.; and Richmar Foods, Inc.

         76. "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

         77. "Final DIP Order" means that Final Order entered by the Bankruptcy Court on May 6, 2003, providing final authorization for the Debtors to utilize the DIP Credit Facility.

         78. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         79. "First Administrative Bar Date" means January 15, 2004.

         80. "First Administrative Bar Date Order" means the Order Establishing Deadline for Filing Requests for Allowance of Certain Administrative Expense Claims, Approving Form and Manner of Notice thereof and Approving Proof of Administrative Claim Form dated November 26, 2003.

         81. "Fleming" means Fleming Companies, Inc.

         82. "Fleming Convenience" means Core-Mark International Inc., Core-Mark Interrelated Companies, Inc., Core-Mark Mid Continent Inc., Minter-Weisman Co., Head Distributing Company and the Debtors' other related convenience store operations.

         83. "General Unsecured Claim" means any Claim against any Debtor that is not a Claim within Classes 1, 2, 3(A), 3(B), 3(C), 4, 5, 8 and 9 and is not an Administrative Claim, Priority Tax Claim or DIP Claim.

         84. "Holder" and, collectively, "Holders" mean a Person or Entity holding an Equity Interest or Claim, including a Holder of the Old Notes or the Old Stock, and with respect to a vote on the Plan, means the Beneficial Holder as of the Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

         85. "Impaired" means with respect to any Class of Claims or Equity Interests, that such Claims or Equity Interests will not be paid in full upon the effectiveness of this Plan, will not be reinstated or will be changed by the reorganization effectuated hereby.

         86. "Impaired Claim" means a Claim classified in an Impaired Class of Claims.

         87. "Impaired Class" means each of the Classes that is not an Unimpaired Class.

         88. "Indentures" means the 5 1/4% Convertible Senior Subordinated Notes Indenture, the 9 1/4% Senior Notes Indenture, the 9 7/8% Senior Subordinated Notes Indenture, the 10 1/8% Senior Notes Indenture and the 10 5/8% Senior Subordinated Notes Indenture.

         89. "Intercompany Claims" means any Claim held by any Debtor against any other Debtor or any Claim held by a Debtor subsidiary that is not a Filing Subsidiary against any Debtor.

         90. "Inventory" means products and supplies of the Debtors, on hand or in transit on the Petition Date, specifically excluding Cash, property, plant and equipment, capital leases or similar items.

         91. "Litigation Claims" means all Avoidance Actions and Vendor Deductions.

         92. "Management Incentive Plan" means that certain equity incentive program (the terms of which shall be outlined in the Plan Supplement), pursuant to which certain key employees of the Reorganized Debtors or its subsidiaries will receive or have the right to receive up to [__%] of the New Common Stock to be issued pursuant hereto, which shall not be diluted by the shares of Preferred Stock issued pursuant to the Rights Offering.

         93. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Old Notes shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

         94. "Master Subscription Form" means that subscription for distribution to Nominee Holders of General Unsecured Claims for the purpose of recording and transmitting the elections of the Beneficial Holders of such General Unsecured Claims.

         95. "New Common Stock" means the [_______] shares of Core-Mark Newco common stock, par value $.01 per share, to be authorized pursuant to its Certificate of Incorporation, of which up to an aggregate of [_____________] shares shall be initially issued pursuant hereto.

         96. "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan, financial institution or other nominee in whose name securities are registered or held of record on behalf of a Beneficial Holder.

         97. "Objection Deadline" means that date which is 180 days after the Effective Date or such later date as the Court may allow upon request by the Reorganized Debtors or the Post Confirmation Trustee, as applicable, by which the Debtors or any party in interest have to file an objection to any Claim not previously allowed.

         98. "Old Notes" means the 5 1/4% Convertible Senior Subordinated Notes, the 9 1/4% Senior Notes, the 9 7/8% Senior Subordinated Notes, the 10 1/8% Senior Notes and the 10 5/8% Senior Subordinated Notes.

         99. "Old Notes Trustees" means Bank One, N.A, the Bank of New York and Bankers Trust Company.

         100. "Old Senior Notes" means the 9 1/4% Senior Notes and the 10 1/8% Senior Notes.

         101. "Old Senior Subordinated Notes" means the 5 1/4% Convertible Senior Subordinated Notes, the 9 7/8% Senior Subordinated Notes and the 10 5/8% Senior Subordinated Notes.

         102. "Old Stock" means all of the issued and outstanding shares of Fleming common stock, $.01 par value per share.

         103. "Option Period" means the period within which purchasers of the Wholesale Distribution Business as outlined in the Bankruptcy Court's Order of August 15, 2003 have to designate the acceptance, assignment or rejection of certain executory contracts and unexpired leases.

         104. "Other Priority Non-Tax Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         105. "Other Secured Claims" means Secured Claims not in Classes 2, 3(B) or 3(C).

         106. "Other Securities Claims and Interests" means (a) any Equity Interest in Fleming (other than Old Stock), including, but not limited to, any warrants, options, conversion privileges or contract rights to purchase or acquire any equity securities of Fleming at any time, and (b) any Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law, equity or otherwise arising from the purchase or sale of a security of Fleming or the rescission of a purchase or sale of a security of Fleming (including the Old Notes and Old Stock) or the purchase or sale of a security of any affiliate of Fleming or the rescission of a purchase or sale of a security of any affiliate of Fleming, for damages arising from the purchase, sale or holding of such securities or the exercise of an option, warrant, conversion privilege or contractual right to such purchase or sale, or for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

         107. "PACA/PASA Claims" means Claims asserted pursuant to the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499a et seq., the Packers and Stockyard Act, 7 U.S.C. Section 181 et seq., or state statutes or similar import.

         108. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

         109. "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases, April 1, 2003.

         110. "Plan" means this Chapter 11 Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

         111. "Plan Supplement" means the compilation of documents and forms of documents specified in the Plan (and in form and substance acceptable to the Committee) to be filed by the Debtors on or before 10 business days prior to the Confirmation Hearing, as each such document or form of document may be, with the Committee's consent, altered, restated, modified or replaced from time to time.

         112. "Post Confirmation Trust" means that trust that shall be created pursuant to the Plan and the Post Confirmation Trust Agreement for the purposes of carrying out certain provisions of the Plan.

         113. "Post Confirmation Trust Advisory Board" means that board created to advise the Post Confirmation Trust, as outlined in Section V.G.2 herein.

         114. "Post Confirmation Trust Agreement" means that agreement, contained in the Plan Supplement, that shall be entered into by Core-Mark Newco and the Post Confirmation Trustee on or before the Effective Date, and which shall govern the Post Confirmation Trust.

         115. Post Confirmation Trust Distributable Assets means the assets in the Post Confirmation Trust, net of expenses, reserves and the payment of certain Claims and obligations under the Plan and otherwise as outlined in more detail in the Post Confirmation Trust Agreement, which are available for distribution to the Holders of Allowed Class 3(B) or Class 5 Claims.

         116. "Post Confirmation Trustee" means the trustee under the Post Confirmation Trust Agreement.

         117. "Post-Petition Lenders" means the lenders under the DIP Credit Facility or any lender participating in the refinancing of the DIP Credit Facility, including but not limited to a refinancing lender which takes an assignment of the DIP Credit Facility or the Claims of the Post-Petition Lenders thereunder.

         118. "Preference Actions" means those avoidance actions provided for in section 547 of the Bankruptcy Code.

         119. "Preferred Stock" means the convertible preferred stock to be issued by Core-Mark Newco representing the right to convert into not more than [__%] of the New Common Stock, that has a liquidation preference over the New Common Stock and that is entitled to a paid in kind dividend of [__], as further described in the Equity Commitment Letter.

         120. "Pre-Petition Agent" means each agent under, and as defined in, the Pre-Petition Credit Agreement, including, each Joint Book Manager and each Joint Lead Arranger, in each case under, and as defined in, the Pre-Petition Credit Agreement.

         121. "Pre-Petition Credit Agreement" means the Credit Agreement dated June 18, 2002, as amended, among the Debtors and the Lenders party thereto providing for Secured Credit borrowing term loans and letters of credit in an aggregate amount of $755,000,000 or any refinancing thereof, including but not limited to a refinancing whereby the refinancing lender takes an assignment of the Pre-Petition Credit Agreement or the Claims of the Pre-Petition Lenders thereunder.

         122. "Pre-Petition Lenders" means the lenders pursuant to the Pre-Petition Credit Agreement or any lender to a refinancing of the Pre-Petition Credit Agreement, including, but not limited to, a lender which takes an assignment of the Pre-Petition Credit Agreement or the Claims of the Pre-Petition Lenders thereunder.

         123. "Pre-Petition Lenders' Secured Claims" means the Claims arising under the Pre-Petition Credit Agreement.

         124. "Priority Tax Claims" means a Claim of a governmental unit (including any Canadian taxing authority) of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         125. "Professional," or, collectively, "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 or 363 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and 331 or 363 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

         126. "Professional Fee Escrow Account" means the account established by the Reorganized Debtors on the Effective Date, solely for the purpose of paying all accrued and anticipated Professional Fees through the Effective Date.

         127. "Professional Fees" means all fees and expenses (including, but not limited to, success fees, if any) for services rendered by all Professionals in the Chapter 11 Cases through the Effective Date that the Bankruptcy Court has not denied by Final Order, regardless of whether a fee application has been filed for such fees.

         128. "PMSI" means a purchase money security interest as defined in
Section 9-312 of the Uniform Commercial Code.

         129. "Ratable Proportion" means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the Class, except in the case of Claim Holders listed on the Rights Participation schedule it means, solely for the purposes of determining participation in the Rights Offering, the ratio of the Rights Participation Claim Amount of any particular Claim Holder so listed to the aggregate of the Rights Participation Claim Amounts for all Claim Holders listed on such Schedule.

         130. "Reclamation Claims" means Claims to which a Trustee's avoidance powers are subject pursuant to section 546(c) of the Bankruptcy Code.

         131. "Record Date" means [_______], 2004.

         132. "Registration Rights Agreement" means those certain registration rights agreements as required to be executed in accordance with the Plan, the forms of which shall be included in the Plan Supplement.

         133. "Releasees" means each of the Debtors, the Reorganized Debtors, Core-Mark Newco, each of the D&O Releasees, the Pre-Petition Lenders, the Old Notes Trustees, the Post-Petition Lenders, the Tranche B Lenders, the Equity Investor, the Committee, each member of the Committee, the Post Confirmation Trustee and the Post Confirmation Trust Advisory Board, the Agents and the affiliates, agents and professionals of each of the foregoing, each in their capacity as such.

         134. "Reorganized Debtors" means collectively Core-Mark Newco and each Debtor and Debtor in Possession, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

         135. "Residual Inventory Value" means the value, as of the Petition Date, of the Debtors' Inventory in which the Holders of Allowed Class 5 Claims have asserted an interest, which value is in excess of the aggregate dollar amount of Allowed Class 2 and Allowed Class 3(B) Claims.

         136. "Restated By-laws" means the restated by-laws of the Reorganized Debtors, if necessary, the form of which shall be filed as part of the Plan Supplement.

         137. "Restated Certificate of Incorporation" means those certain Restated Certificates of Incorporation of the Reorganized Debtors which, pursuant hereto, are to be filed with the Secretary of State of the State of Delaware, the form of which shall be included in the Plan Supplement.

         138. "Rights Offering" means the offering of shares of Preferred Stock pursuant to the Equity Subscription Rights and described in Article VII herein and Exhibit 6 to the Disclosure Statement.

         139. "Rights Participation Claim Amount" means the amount in which a General Unsecured Claim is valued for purposes of participation in the Rights Offering, as listed on the Rights Participation Schedule, agreed to by the Debtors with the consent of the Committee and the Equity Investor or as ordered by the Bankruptcy Court.

         140. "Rights Participation Schedule" means the list of creditors and Claims identified by the Debtors on Exhibit B filed herewith setting forth the Rights Participation Claim Amounts.

         141. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they have been and may be amended and supplemented from time to time.

         142. "Second Administrative Bar Date" means that date that is forty-five (45) days after the Effective Date.

         143. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

         144. "Senior Note Claims" means those Claims derived from or based upon the Old Senior Notes.

         145. "Senior Notes Indentures" means the 9 1/4% Senior Notes Indenture and the 10? Senior Notes Indenture.

         146. "Senior Notes Indenture Trustee" means the Bank of New York.

         147. "Senior Subordinated Note Claims" means those Claims derived from or based upon 5 1/4% Convertible Senior Subordinated Notes, the 9 7/8% Senior Subordinated Notes and the 10 5/8% Senior Subordinated Notes.

         148. "Subscription Agent" means _____________________________________.

         149. "Subscription Commencement Date" means __________________________.

         150. "Subscription Expiration Date" means ____________________________.

         151. "Subscription Form" means the form to be used by a Holder of Equity Subscription Rights to exercise such Equity Subscription Rights.

         152. "Subscription Period" means that time between the Subscription Commencement Date and the Subscription Expiration date.

         153. "Subscription Purchase Price" means the purchase price that an Exercising Claim Holder must pay in order to exercise its Equity Subscription Rights.

         154. "Subscription Record Date" means _______________________________.

         155. "Trade Credit Program" means that program established under the Final DIP Order providing a junior lien to Approved Trade Creditors who made post-petition credit available to the Debtors.

         156. "Tranche B Lenders" means those lenders who are participants in the Tranche B Loan.

         157. "Tranche B Loan" means the loan of up to $60,000,000 of term credit extensions to be made by the Tranche B Lenders to Core-Mark Newco on the Effective Date on substantially the terms set forth on Exhibit E filed herewith.

         158. "Unclassified Claims" means those Administrative and Priority Claims described in Article II herein.

         159. "Unimpaired Claims" means Claims in an Unimpaired Class.

         160. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

         161. "Unsecured Claim" means any Claim against any Debtor that is not a Secured Claim, Administrative Claim, DIP Claim, Priority Tax Claim, Other Priority Claim or an Other Secured Claim.

         162. "Valid Reclamation Claims" means those Reclamation Claims with an interest in the Debtors' Inventory under section 546 of the Bankruptcy Code to the extent such Inventory has value in excess of the aggregate dollar amount of Allowed Class 2 and Class 3(B) Claims.

         163. "Vendor Deductions" means the amounts owed by vendors to the Debtors, relating to the provision of pre-petition and post-petition goods and services that remain unpaid as of the Effective Date.

         164. "Voting Class" means any class of Claims or Equity Interest entitled to vote on the Plan.

         165. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

         166. "Voting Instructions" mean the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

         167. "Wholesale Distribution Business" means that business segment of the Debtors sold under section 363 of the Bankruptcy Code pursuant to the Bankruptcy Court's Order dated August 15, 2003.

                                  ARTICLE II.

                               UNCLASSIFIED CLAIMS

A.       Administrative Claims

         Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim, including Holders of Allowed Approved Trade Creditor Lien Claims, but excluding claims for Professional Fees, will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon as practicable thereafter, or (ii) if such Administrative Claim is Allowed after the Effective Date, as soon as practicable after the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and the applicable Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims including Allowed Approved Trade Creditor Lien Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors or Reorganized Debtors pursuant hereto will be assumed on the Effective Date and paid or performed by the applicable Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

         Except as provided herein, Holders of Administrative Claims that arose on or before October 31, 2003 shall file an Administrative Claim on or before the First Administrative Bar Date pursuant to the First Administrative Bar Date Order. Except as provided herein, Holders of Administrative Claims that arose after October 31, 2003 that have not been paid as of the Effective Date, must file an Administrative Claim by the Second Administrative Bar Date. If an Administrative Claim is not timely filed by the First Administrative Bar Date or the Second Administrative Bar Date, as applicable, then such Administrative Claim shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, their successors, their assigns or their property. The foregoing requirements to file Administrative Claims by the relevant bar date shall not apply to the (i) Administrative Claims of Professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code; (ii) expenses of members of the Official Committee of Unsecured Creditors; (iii) all fees payable and unpaid under 28 U.S.C. Section 1930; (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 123; (v) Intercompany Claims between Debtors and their affiliates; and (vi) Administrative Claims arising in the ordinary course of business relating to inventory, services or supplies provided by trade vendors or service providers which are paid or payable by the Debtors in the ordinary course of business. An objection to an Administrative Claim filed pursuant to this provision must be filed and properly served within 220 days after the Effective Date. The Debtors and the Post Confirmation Trustee, as applicable, reserve the right to seek an extension of such time to object.

         All Professionals that are awarded compensation or reimbursement by the Bankruptcy Court in accordance with sections 330, 331 or 363 of the Bankruptcy Code that are entitled to the priorities established pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date; and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order; or (b) upon such other terms as may be mutually agreed upon between such Professional and the Reorganized Debtors. On or before the Effective Date and prior to any distribution being made under the Plan, the Debtors shall escrow into the Professional Fee Escrow Account, the Carve-Out and the Additional Carve-Out as outlined in the Final DIP Order and any additional estimated accrued amounts owed to Professionals through the Effective Date.

         Except as otherwise provided by Court order for a specific Professional, Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 or 363 of the Bankruptcy Code for services rendered prior to the Confirmation Date must file and serve an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objection to the Claims of Professionals shall be filed on or before thirty (30) days after the date of the filing of the application for final compensation.

         Allowed Administrative Claims are currently estimated to be in the range of $96-$135 million as of the Effective Date.

B.       Priority Tax Claims

         Each Holder of an Allowed Priority Tax Claim that is due and payable on or prior to the Effective Date shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim in deferred Cash payments over a period not to exceed six years after the date of assessment in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code with interest at a rate agreed to by the parties or set by the Court, unless such Holder consents to other treatment.

         Allowed Priority Tax Claims are currently estimated to be in the range of $10 to $20 million as of the Effective Date.(2)

C.       DIP Claims

         On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed DIP Claim shall be paid in full in Cash in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed DIP Claim, unless such Holder consents to other treatment.

         Allowed DIP Claims, which are comprised of letters of credit outstanding, are currently estimated to be in the range of $130-$135 million as of the Effective Date.

------------
(2) This estimate does not include accounts payable and accrued liabilities incurred in the ordinary course of business and carried through the Effective Date by Core-Mark Newco.

                                  ARTICLE III.

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.       Summary

                     Class                                 Status            Voting Rights
Class 1     --  Other Priority Non-Tax Claims            Unimpaired  --  not entitled to vote

Class 2     --  Pre-Petition Lenders' Secured Claims     Unimpaired  --  not entitled to vote

Class 3(A)  --  Other Secured Claims                     Unimpaired  --  not entitled to vote

Class 3(B)  --  Approved Trade Creditor Reclamation      Impaired    --  entitled to vote
                Lien Claims

Class 3(C)  --  DSD Trust Claims                         Unimpaired  --  not entitled to vote

Class 4     --  PACA/PASA Claims                         Unimpaired  --  not entitled to vote

Class 5     --  Reclamation Claims that are not Class    Impaired    --  entitled to vote
                3(B) Claims

Class 6     --  General Unsecured Claims                 Impaired    --  entitled to vote

Class 7     --  Convenience Claims                       Impaired    --  entitled to vote

Class 8     --  Equity Interests                         Impaired    --  not entitled to vote

Class 9     --  Intercompany Claims                      Impaired    --  not entitled to vote

Class 10    --  Other Securities Claims and Interests    Impaired    --  not entitled to vote

B.       Classification and Treatment

         1.       Class 1--Other Priority Non-Tax Claims

                  (a) Classification: Class 1 consists of all Allowed Other Priority Non-Tax Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Other Priority Non-Tax Claim shall be paid in full satisfaction, settlement, release and discharge of and in exchange for each and every Allowed Other Priority Non-Tax Claim in Cash in full, unless such Holder agrees to other treatment.

                  (c) Voting: Class 1 is not impaired and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 1 Claims are currently estimated to be in the range of $8 to $15 million as of the Effective Date.

         2.       Class 2--Pre-Petition Lenders' Secured Claims

                  (a) Classification: Class 2 consists of all Allowed Pre-Petition Lenders' Secured Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, unless such Holder consents to other treatment, each Holder of an Allowed Pre-Petition Lenders' Secured Claim shall be paid in full and shall either (i) assign its liens in the Debtors' assets to the lender under the Exit Financing Facility Agreement or (ii) assign its liens in the Debtors' assets to Core-Mark Newco, which liens as assigned shall have the same validity and priority as such liens held by the Holders of the Class 2 Claims, and which liens as assigned shall be subject to further transfer to the Post Confirmation Trust, as applicable.

         Any default with respect to any Class 2 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                  (c) Voting: Class 2 is not impaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 2 Claims are currently estimated to be approximately $0 as of the Effective Date.

         3.       Class 3(A)--Other Secured Claims

                  (a) Classification: Class 3(A) consists of all Allowed Other Secured Claims.

                  (b) Treatment: On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Other Secured Claim (e.g. PMSI Holders, equipment financing lenders, etc.) shall receive one of the following treatments, at the Debtors' option, such that they shall be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code:
         (i) the payment of such Holder's Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the value of the Holder's interests in such property; or (iii) the surrender to the Holder of the property securing such Claim.

                  (c) Voting: Class 3(A) is unimpaired and Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3(A) are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 3(A) Claims are currently estimated to be in the range of $750,000 to $2 million as of the Effective Date.

         4.       Class 3(B)--Approved Trade Creditor Reclamation Lien Claims

                  (a) Classification: Class 3(B) consists of all Allowed Approved Trade Creditor Reclamation Lien Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall issue a promissory note in favor of the Holders of Allowed Approved Trade Creditor Reclamation Lien Claims in the estimated aggregate amount of such Allowed Claims to be reissued as such Claims are Allowed by Final Order or settlement and grant a first priority lien to such Holders on the Post Confirmation Trust Distributable Assets entitling each Holder of an Allowed Approved Trade Creditor Reclamation Lien Claim to its Ratable Proportion of the Post Confirmation Trust Distributable Assets up to the total amount of each Holders' Allowed Approved Trade Creditor Reclamation Lien Claim, in full satisfaction, settlement, release and discharge of each Allowed Approved Trade Creditor Reclamation Lien Claim, unless such Holder agrees to other treatment, and subject at the Debtors' option, to reduction for unpaid post-petition deductions, preference payments and other applicable setoff rights.

                  (c) Voting: Class 3(B) is impaired and Holders of Class 3(B) Claims are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 3(B) Claims are currently estimated to be in the range of $13-$92 million as of the Effective Date.

         5.       Class 3(C)--DSD Trust Claims

                  (a) Classification: Class 3(C) consists of all Allowed DSD Trust Claims.

                  (b) Treatment: (i) In the event that the DSD Trust Claim Holders obtain a Final Order in their favor in the pending litigation allowing their Claims, on the later of (a) the Effective Date or as soon as practicable thereafter; or (b) the date the DSD Trust Claim Holders obtain a Final Order allowing their Claims or as soon as practicable thereafter, each Holder of an Allowed DSD Trust Claim shall be paid in full satisfaction, settlement, release and discharge of each Allowed DSD Trust Claim in Cash in full, unless such Holder agrees to other treatment, subject, at the Debtors' option to reduction for unpaid post-petition deductions, preference payments and other applicable setoff rights. In the event the DSD Trust Claim Holders do not prevail in their litigation, all Allowed DSD Trust Claims shall be treated as Class 6 General Unsecured Claims hereunder.

                  (c) Voting: Class 3(C) is unimpaired and Holders of Claims in Class 3(C) are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3(C) are not entitled to vote to accept or reject the plan.

                  (d) Claims Estimate: Allowed Class 3(C) Claims are currently estimated to be in the range of $0-to $22 million as of the Effective Date.

         6.       Class 4--PACA/PASA Claims

                  (a) Classification: Class 4 consists of all Allowed PACA/PASA Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, unless such Holder agrees to other treatment, each Holder of an Allowed PACA/PASA Claim shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed PACA/PASA Claim in Cash in full from the previously established PACA trust or from Core-Mark Newco to the extent the PACA trust is insufficient to satisfy all the Allowed PACA/PASA Claims, with any remaining proceeds of the PACA trust to be distributed to Core-Mark Newco.

                  (c) Voting: Class 4 is unimpaired and Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 4 Claims are currently estimated to be in the range of $9-$14 million as of the Effective Date.

         7.       Class 5--Valid Reclamation Claims that are not Class 3(B)
                  Claims

                  (a) Classification: Class 5 consists of Allowed Valid Reclamation Claims that are not Class 3(B) Claims.

                  (b) Treatment: To the extent the Court determines that the Holders of Reclamation Claims that are not Class 3(B) Claims are entitled to priority treatment, on the Effective Date, or as soon as practicable thereafter, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall issue a promissory note in favor of such Holders in the estimated aggregate amounts of their Allowed Claims and grant a second priority lien on the Post Confirmation Trust Distributable Assets entitling each Holder to its Ratable Proportion of the Post Confirmation Trust Distributable Assets after all Class 3(B) Claims are paid in full. In the event the Court denies the Holders of Reclamation Claims that are not Class 3(B) Claims priority treatment, such Reclamation Claims shall be treated as Class 6 Claims hereunder.

                  (c) Voting: Class 5 is impaired and Holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 5 Claims are currently estimated to be in the range of $0-$150 million as of the Effective Date.(3)

         8.       Class 6--General Unsecured Claims other than Convenience
                  Claims

                  (a) Classification: Class 6 consists of all Allowed General Unsecured Claims other than Convenience Claims.

                  (b) Treatment: On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim other than Convenience Claims, shall be paid in full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim other than Convenience Claims, at the Debtors' option, in one or a combination of the following manners: (i) issuance of a Ratable Proportion of New Common Stock subject to dilution from the issuance of warrants to the Tranche B Lenders or the shares of New Common Stock issued upon the conversion of Preferred Stock issued pursuant to the Rights Offering, if applicable, and through the Management Incentive Plan; and/or (ii) in the event the Debtors, with the consent of the Creditors Committee, elect to sell some or all of their assets as outlined herein, a Ratable Proportion of Cash remaining from the sale of such assets after all of the Allowed Unclassified Claims and Claims of Holders in Classes 1 through 5 have been satisfied in full.

                  As additional consideration, each Holder of an Allowed General Unsecured Claim shall be entitled to a Ratable Proportion of Excess Proceeds (as defined in the Post Confirmation Trust Agreement), if any, available from the Post Confirmation Trust after payment by the Post Confirmation Trust of all claims and obligations required to be made by the Post Confirmation Trust under the Plan, the Post Confirmation Trust Agreement, or otherwise, as set forth in the Post Confirmation Trust Agreement. Further, in the event the Debtors utilize a Rights Offering, each Holder of a General Unsecured Claim that is listed on the Rights Participation Schedule shall be entitled to receive, in exchange for such Holder's Claim, its Equity Subscription Rights for shares of Preferred Stock as outlined in section VII.B herein and Exhibit 6 to the Disclosure Statement.

                  (c) Voting: Class 6 is impaired and Holders of Claims in Class 6 are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 6 Claims are currently estimated to be in the range of $2.6-$3.2 billion as of the Effective Date.

         9.       Class 7 - Convenience Claims

                  (a) Classification: Class 7 consists of all General Unsecured Claims of $5000 or less held by a single Holder. Holders of General Unsecured Claims in excess of $5,000 may not opt into Class 7.

                  (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7 Claim shall receive, in full and final satisfaction of such claim, a cash distribution equal to 10% of the amount of its Class 7 Claim, provided however, the aggregate amount of such Allowed Class 7 Claims shall not exceed $10,000,000. If the aggregate amount of the Allowed Class 7 Claims exceeds $10,000,000, each Holder of an Allowed Class 7 Claim shall receive its Ratable Proportion of $1,000,000.

                  (c) Voting: Class 7 is impaired, and Holders of Class 7 Claims are entitled to vote to accept or reject the Plan.

                  (d) Claims Estimate: Allowed Class 7 Claims are currently estimated to be in the range of $5-$10 million as of the Effective Date.


----------
(3) As per the November 21, 2003 Reclamation Claims Summary report filed with the Court by the Debtors, this estimate is net of setoff of prepetition deductions.

         10.      Class 8 - Equity Interests

                  (a) Classification: Class 8 consists of all Equity Interests.

                  (b) Treatment: Receives no distribution and are canceled as of the Effective Date.

                  (c) Voting: Class 8 is impaired, but because no distributions will be made to Holders of Class 8 Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan.

         11.      Class 9 - Intercompany Claims

                  (a) Classification: Class 9 consists of all Intercompany
         Claims.

                  (b) Treatment: Receives no distribution and are canceled as of the Effective Date.

                  (c) Voting: Class 9 is impaired, and because no distributions will be made to Holders of Class 9 Claims nor will such Holders retain any property, such Holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan.

         12.      Class 10 - Other Securities Claims and Interests

                  (a) Classification: Class 10 consists of all Other Securities Claims and Interests of whatever kind or nature.

                  (b) Treatment: Receives no distribution and are cancelled and discharged as of the Effective Date.

                  (c) Voting: Class 10 is impaired, but because no distributions will be made to Holders of Class 10 Claims, such Holders are deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class 10 is not entitled to vote to accept or reject the Plan.

C.       Special Provision Governing Unimpaired Claims

         Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                  ARTICLE IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.       Voting Classes

         Each Holder of an Allowed Claim in Classes 3(B), 5, 6 and 7 shall be entitled to vote to accept or reject the Plan.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.       Presumed Acceptance of Plan

         Classes 1, 2, 3(A), 3(C) and 4 are unimpaired under the Plan and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.       Presumed Rejection of Plan

         Classes 8, 9 and 10 are impaired and shall receive no distributions and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.       Non-Consensual Confirmation

         The Debtors and the Committee reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in the event that any Voting Class fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code. The Debtors and the Committee reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Section XIV.D. hereof.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       Substantive Consolidation

         This Plan is premised upon the limited substantive consolidation of the Debtors solely for purposes of actions associated with the Confirmation of this Plan and occurrence of the Effective Date, including, but not limited to, voting, confirmation and distribution. As a result of this limited substantive consolidation, a Holder of Claims against one or more of the Debtors arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more Debtors, including, without limitation, Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, shall have only one Allowed Claim on account of such Claims. This Plan does not contemplate the merger or dissolution of any Debtor or the transfer or further commingling of any asset of any Debtor, except that the assets of Fleming and certain Filing Subsidiaries already being used by Fleming Convenience in its operations shall be formally vested in Core-Mark Newco, or one of its Reorganized Debtor subsidiaries, and except to accomplish the distributions under this Plan. Such limited substantive consolidation shall not effect (other than for Plan voting, treatment, and/or distribution purposes) (i) the legal and corporate structures of the Reorganized Debtors or (ii) Equity Interests in the Filing Subsidiaries.

         This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described herein. Unless an objection to substantive consolidation is made in writing by any creditor affected by this Plan as herein provided on or before 10 days prior to the date that is fixed by the Bankruptcy Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

B.       Continued Corporate Existence and Vesting of Assets in the Reorganized
         Debtors

         Each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation or partnership, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date all property of the Estate and any property acquired by the Debtors or the Reorganized Debtors under the Plan shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

C.       Cancellation of Old Notes, Old Stock and Other Equity Interests

         On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) the Old Stock and (c) any stock options, warrants or other rights to purchase Old Stock shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including, without limitation, the Indentures, shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Old Notes Trustees, shall be discharged; provided that the indentures that govern the rights of the Holder of a Claim and that are administered by the Old Notes Trustees, an agent or servicer shall continue in effect solely for the purposes of (y) allowing the Old Notes Trustees, agent or servicer to make the distributions to be made on account of such Claims under the Plan and to perform such other necessary administrative functions with respect thereto and (z) permitting the Old Notes Trustees, agent or servicer to maintain any rights or liens it may have for fees, costs and expenses under such Indenture or other agreement. Any fees or expenses due to any of the Old Notes Trustees, agent or servicer shall be paid directly by the Debtors and shall not be deducted from any distributions to the Holders of Claims and Equity Interests.

D.       Issuance of New Securities; Execution of Related Documents

         On or as soon as practicable after the Effective Date, Core-Mark Newco shall issue all securities, notes, instruments, certificates, and other documents of Core-Mark Newco required to be issued pursuant hereto, including, without limitation, the New Common and Preferred Stock, if applicable, each of which shall be distributed as provided herein. Core-Mark Newco shall execute and deliver such other agreements, documents and instruments, including the Registration Rights Agreement, if applicable.

E.       Restructuring Transactions

         On or before the Effective Date, Core-Mark Newco, a new Delaware corporation, shall be formed by certain of the Debtors' creditors or a nominee on their behalf. Core-Mark Newco shall form two wholly-owned subsidiaries, Core-Mark Holdings I and Core-Mark Holdings II, both Delaware corporations, and make a capital contribution of its stock to these entities. Core-Mark Holdings I and Core-Mark Holdings II shall form another subsidiary, Core-Mark Holdings III, owned equally by Core-Mark Holdings I and Core-Mark Holdings II, and shall make a capital contribution of the stock of Core-Mark Newco to Core-Mark Holdings
III. Core-Mark Newco, Core-Mark Holdings I, Core-Mark Holdings II, Core-Mark Holdings III and Fleming shall engage in certain transactions on the Effective Date that will result in, among other things, all of the stock of Core-Mark Newco being distributed in accordance with Article III of the Plan.

         In addition, on or after the Effective Date, the Reorganized Debtors may continue to enter into such transactions and may continue to take such actions as may be necessary or appropriate to effect a further corporate restructuring of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized corporate structure of the Reorganized Debtors. While the Debtors are presently evaluating potential restructuring transactions, the contemplated transactions may include (i) dissolving various unnecessary subsidiary companies, including certain of the Debtors, (ii) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iii) any other action reasonably necessary or appropriate in connection with the contemplated transactions. In each case in which the surviving, resulting or acquiring corporation in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor.

F.       Corporate Governance, Directors and Officers, and Corporate Action

         1.       Amended Certificate of Incorporation and By-laws

         After the Effective Date, the Reorganized Debtors, as applicable, may, if necessary, reincorporate in their respective states of incorporation and file their Restated Certificates of Incorporation with the Secretary of State in the state in which they are incorporated. After the Effective Date, the Reorganized Debtors may, if necessary, amend and restate their Restated Certificates of Incorporation and other constituent documents as permitted by applicable law.

         2.       Directors and Officers of the Reorganized Debtors

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the principal officers of the Debtors immediately prior to the Effective Date will be the officers of the Reorganized Debtors. Pursuant to section 1129(a)(5), the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Core-Mark Newco and each Reorganized Debtor. The initial board of directors of Core-Mark Newco shall consist of seven members, the Chief Executive Officer of Core-Mark Newco, [____] representatives selected by the Committee and [____] representatives selected by the Equity Investor, if applicable. To the extent any such Person is an "insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of such Reorganized Debtor's certificate of incorporation, and other constituent documents.

         3.       Corporate Action

         After the Effective Date, the adoption and filing, if necessary, of any of the Reorganized Debtors' Restated Certificates of Incorporation, the approval of their Restated By-laws, the appointment of directors and officers for Core-Mark Newco, the adoption of the Management Incentive Plan, and all other actions contemplated hereby with respect to each of the Reorganized Debtors shall be authorized and approved in all respects (subject to the provisions hereof). All matters provided for herein involving the corporate structure of any Debtor or any Reorganized Debtor, and any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor. On the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors of each Reorganized Debtor are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor.

G.       Post Confirmation Trust

         1.       Formation/Purpose

         On the Effective Date or as soon as practicable thereafter, Core-Mark Newco will form a Post Confirmation Trust to administer certain of its post confirmation responsibilities under the Plan, including, but not necessarily limited to, those responsibilities associated with the pursuit and collection of the Litigation Claims and Causes of Action.

         2.       Powers

         The powers, authority, responsibilities and duties of the Post Confirmation Trust and the allocation of such powers, authority, responsibilities and duties between Core-Mark Newco and the Post Confirmation Trust, shall be set forth and governed by the Post Confirmation Trust Agreement to be mutually agreed upon by the Debtors and the Committee. The Debtors and the Committee shall also mutually agree upon appointment of the Post Confirmation Trustee who shall have the power to administer the Post Confirmation Trust and will be advised by the Post Confirmation Trust Advisory Board as specified in the Post Confirmation Trust Agreement. The Post Confirmation Trust Advisory Board shall consist of the Post Confirmation Trustee and [___] additional members, [____] members selected by the Committee, [___] members selected by the Debtors and one member selected by the Equity Investor, if applicable.

         3.       Funding

         Upon the Effective Date, the Post Confirmation Trust will be funded with certain cash on hand and/or certain proceeds from the Exit Financing Facility and the Tranche B Loan or the Rights Offering. In addition, the Post Confirmation Trust shall have available the proceeds from the prosecution of Causes of Action. To the extent necessary, Core-Mark Newco will enter into a post confirmation funding agreement with the Post Confirmation Trust to assure that the Post Confirmation Trust has appropriate funds to carry out its duties and responsibilities as set forth in the Post Confirmation Trust Agreement.

H.       Creation of Professional Fee Escrow Account

         On or before the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account.

                                  ARTICLE VI.

                       DEBTORS' RETAINED CAUSES OF ACTION

A.       Maintenance of Causes of Action

         Except as otherwise provided in the Plan, Core-Mark Newco, the Reorganized Debtors and the Post Confirmation Trust, as applicable, shall retain all rights on behalf of the Debtors, Core-Mark Newco and the Reorganized Debtors to commence and pursue, as appropriate, any and all Causes of Action, whether such Causes of Action accrued before or after the Petition Date, including, but not limited to, the actions specified in section VI.B. herein, as well as those Causes of Action listed on Exhibit D filed herewith, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Chapter 11 Cases.

         Except as otherwise provided in the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Core-Mark Newco and the Reorganized Debtors may hold against any Person shall vest in Core-Mark Newco or the Post Confirmation Trust, as applicable. Core-Mark Newco shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and commence, pursue and settle the Causes of Action in accordance with the Plan, provided the Post Confirmation Trust may commence, pursue and settle certain Causes of Action, including, but not necessarily limited to, the Litigation Claims as outlined more fully in the Post Confirmation Trust Agreement. Core-Mark Newco and the Post Confirmation Trust, as applicable, shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

B.       Preservation of Causes of Action

         The Debtors are currently investigating whether to pursue potential Causes of Action against any Creditors or other Persons. The investigation has not been completed to date, and under the Plan, Core-Mark Newco and the Post Confirmation Trust, as applicable, retain the right on behalf of the Debtors and Reorganized Debtors to commence and pursue any and all Causes of Action. Potential Causes of Action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the Effective Date or by Core-Mark Newco or the Post Confirmation Trust, as applicable, after the Effective Date include, without limitation, the following Causes of Action set forth below:

         o All actual or potential avoidance actions pursuant to any applicable section of the Bankruptcy Code including, without limitation, sections 544, 545, 547, 548, 549, 550, 551, 553(b)
                  and/or 724(a) of the Bankruptcy Code, arising from any transaction involving or concerning the Debtors;

         o Any lawsuits for, or in any way involving, the collection of accounts receivable or any matter related thereto;

         o Any actions against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including, without limitation, actions for overcharges relating to taxes, common area maintenance and other similar charges;

         o Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, before the American Arbitration Association, or any other court or tribunal;

         o Potential actions for breaches of fiduciary duty, negligent mismanagement and wasting of corporate assets and corporate opportunity and/or arising under any of the Debtors' directors and officers insurance policies against any of the Debtors' prepetition directors and officers except the D&O Releasees;

         o Any and all actions against all Persons except the D&O Releasees arising out of, or in connection with, the prepetition management, operation and/or reporting of financial or other information;

         o Actions to recover amounts improperly awarded to employees under the terms of any prepetition employment or change-in-control agreement;

         o All actions against third parties with respect to prepetition violations of applicable federal or state securities laws;

         o Any and all actual or potential breach of contract actions against any customers or Entities who improperly exited the Debtors' system or who violated the automatic stay after the Petition Date;

         o Any and all potential Causes of Action against any customer or vendor who has improperly asserted or taken action through setoff or recoupment; and

         o Any and all actions whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' business or operations.

         In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein, because the facts upon which such Causes of Action are based are not fully or currently known by the Debtors and, as a result, cannot be raised during the pending of the Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein, or on Exhibit D filed herewith, is not intended to limit the rights of Core-Mark Newco or the Post Confirmation Trust to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

C.       Preservation of All Causes of Action Not Expressly Settled or Released

         Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by Core-Mark Newco or the Post Confirmation Trust, as applicable, (including, without limitation, Unknown Causes of Action) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Effective Date of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors, Core-Mark Newco, the Reorganized Debtors, the Post Confirmation Trust, as applicable, and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants such lawsuits.

         Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in these Bankruptcy Cases; (ii) such Creditor's proof of Claim has been objected to; (iii) such Creditor's Claim was included in the Debtors' Schedules; or (iv) such Creditor's scheduled

Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

                                  ARTICLE VII.

                               FUNDING OF THE PLAN

         All Cash necessary for Core-Mark Newco and the Post Confirmation Trust to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' existing Cash balances, operations, the Exit Financing Facility, the Tranche B Loan or the Rights Offering and prosecution of Causes of Action, including collections of the Litigation Claims, unless such Cash is not sufficient to fund the Plan, in which case the Debtors, with the consent of the Committee, reserve the right to raise Cash from a sale of some or substantially all of their assets.

A. Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors and the Reorganized Debtors

         Cash payments to be made pursuant to the Plan will be made by Core-Mark Newco and the Post Confirmation Trust, as applicable, provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Core-Mark Newco and the Post Confirmation Trust, as applicable, to satisfy their respective obligations under the Plan. On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility and the Tranche B Loan, if applicable. The determination of whether to utilize a Tranche B Loan or a Rights Offering to fund certain Plan payments shall be made upon the mutual agreement of the Debtors and the Committee. The Exit Financing Facility shall not be secured by the assets transferred to the Post Confirmation Trust.

B.       Tranche B Loan

         The Tranche B Loan shall be a term credit facility in the amount of up to $60 million available to be borrowed from the Tranche B Lenders on the Effective Date in the form of funded borrowings or letters of credit. All obligations under the Tranche B Loan shall be secured by second priority security interests in and liens upon substantially all present and future assets of Core-Mark Newco other than those assets transferred to the Post Confirmation Trust, including accounts receivable, general intangibles, inventory, equipment, fixtures and real property, and products and proceeds thereof. The Tranche B Loan shall be junior to the Exit Financing Facility.

         The terms of the Tranche B Loan are set forth in more detail in the Tranche B Loan Term Sheet filed with the Plan as Exhibit E.

C.       The Rights Offering Alternative

                  In order to fund the Debtors' obligations under the Plan, the Debtors, among other things, may, in the alternative to the Tranche B Loan, offer Holders of Class 6 Claims the opportunity to purchase, for cash, additional equity in the Reorganized Debtors' businesses. This opportunity shall be in the form of a Rights Offering whereby all Holders of Class 6 Claim that are listed on the Rights Participation Schedule shall be entitled to exercise their right to purchase shares of Preferred Stock in Core-Mark Newco ("Equity Subscription Rights"), up to the amount of each Holder's Rights Participation Claim Amount listed on the Rights Participation Schedule. The terms and conditions of the Rights Offering and a description of the Preferred Stock are outlined in the Equity Commitment Letter and Exhibit 5 to the Disclosure Statement.

D.       Sale of Assets

         In the event that the Debtors do not have sufficient Cash from their existing Cash balances on the Effective Date, operations, the Exit Financing Facility, the Tranche B Loan or the Rights Offering and pursuit of Causes of Action, to make the required payments under the Plan, the Debtors, with the consent of the Committee, reserve the right to fund the Plan through a sale of some or substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code.

                                 ARTICLE VIII.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       Assumption/Rejection of Executory Contracts and Unexpired Leases

         As of the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors will be deemed rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that
(i) have been previously rejected or assumed by Order of the Bankruptcy Court,
(ii) are subject to a pending motion to reject or assume, (iii) are executory contracts and unexpired leases related to the Wholesale Distribution Business for which the Option Period to assume or reject such executory contract or unexpired lease has not yet expired or (iv) are specifically listed on the Assumption Schedule filed with the Plan Supplement. The Debtors reserve the right for 30 days after the Confirmation Date to modify the Assumption Schedule to add executory contracts or leases or remove executory contracts or leases from such Assumption Schedule. The Debtors shall provide appropriate notice to any party added or removed from the Assumption Schedule after the Confirmation Date and any such party removed from the Assumption Schedule shall have thirty days from the receipt of such notice to file a proof of claim with the Bankruptcy Court.

         On the Petition Date, the Debtors were parties to certain collective bargaining agreements ("CBA's"). The Debtors are assuming the four (4) CBA's with labor organizations at facilities where the Debtors operations are on-going, which CBA's are identified on the Assumption Schedule. All other CBA's in existence on April 1, 2003 between labor organizations and the Debtors either have been assumed and assigned to various purchasers or have lapsed or otherwise terminated in connection with facility or business closings or sales.

B.       Claims Based on Rejection of Executory Contracts or Unexpired Leases

         Except as provided in section VIII.A., all proofs of Claim with respect to Claims, if any, arising from the rejection of executory contracts or unexpired leases that are rejected as a result of the Plan must be filed with the Bankruptcy Court within thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time or any applicable Contract Claims Bar Date, will be forever barred from asserting against any Debtor or Reorganized Debtor, their respective Estates, their property, and the Post Confirmation Trust unless otherwise ordered by the Bankruptcy Court or provided herein.

C.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as soon as practicable after the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.       Indemnification of Directors, Officers and Employees

         The obligations of each Debtor to indemnify any Person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in such Debtor's constituent documents, by a written agreement with such Debtor or under Delaware or other applicable corporate law, and specifically excluding any obligation to indemnify the Excluded D&O Releasees listed on Exhibit C filed herewith, shall be deemed and treated as executory contracts that are assumed by such Reorganized Debtor pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as obligations of the Reorganized Debtors and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

E.       Compensation and Benefit Programs

         Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date will be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for those with respect to the Reorganized Debtors' employees specifically designated on the Benefits Schedule filed with the Plan Supplement.

                                  ARTICLE IX.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Distributions for Claims Allowed as of the Effective Date

         Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon thereafter as practicable. Except as evidenced by an electronic entry, as a condition to receive any distribution under the Plan, each Old Note Holder must comply with section IX.I and IX.K below. All distributions shall be made in accordance with any applicable Indenture agreement, loan agreement or analogous instrument or agreement.

B.       Distributions by Core-Mark Newco and the Post Confirmation Trust

         Except as otherwise provided herein, Core-Mark Newco or the Post Confirmation Trust, as applicable, shall make all distributions required under the Plan. Notwithstanding the provisions of Section V.C. herein regarding the cancellation of the Indentures, the Indentures shall continue in effect to the extent necessary to allow the Old Notes Trustees to provide information to the Exchange Agent to permit distributions of the New Common Stock and to receive New Common Stock on behalf of the Holders of the Old Notes and make distributions pursuant to the Plan on account of the Old Notes as agent for Core-Mark Newco. The Old Notes Trustees (or any agents or servicers) providing services related to distributions to the Holders of Allowed Old Note Claims shall receive, from Core-Mark Newco, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services and upon the presentation of invoices to Core-Mark Newco. All distributions to be made herein shall be made without any requirement for bond or surety with respect thereto.

C.       Interest on Claims

         Except as otherwise specifically provided for herein or in the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, other than the Pre-Petition Lenders' Secured Claims and the DIP Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

D.       Compliance with Tax Requirements/Allocations

         In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims with any excess allocated, if applicable, to unpaid interest that accrued on such Claims.

E.       Delivery and Distributions and Undeliverable or Unclaimed Distributions

         1.       Delivery of Distributions in General

         Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of Debtors or upon their proofs of Claim, if any, or, if such Holder holds Senior Note Claims, distributions with respect to such Senior Note Claims will be made to the Senior Notes Indenture Trustee which will make distributions to Holders of Old Senior Notes. To the extent the Senior Notes Indenture Trustee makes distributions to DTC, DTC will, in turn, make appropriate book entries to reflect the distributions it makes to Holders. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Old Note Claims shall be made in accordance with the provisions of the applicable Indentures.

         2.       Undeliverable Distributions

                  (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to Core-Mark Newco or the Post Confirmation Trust as undeliverable, no further distributions shall be made to such Holder unless and until Core-Mark Newco or the Post Confirmation Trust is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of Core-Mark Newco or the Post Confirmation Trust subject to Section IX.E.2(b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, Core-Mark Newco or the Post Confirmation Trust shall make all distributions that become deliverable.

                  (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, as of 120 days after the Effective Date, the Debtors will compile a listing of unclaimed distribution Holders. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim (irrespective of when a Claim became an Allowed Claim) that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within one year after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its respective property. In such cases: (i) any Cash held for distribution on account of such Claims shall be the property of Core-Mark Newco or the Post Confirmation Trust, as applicable, free of any restrictions thereon; and (ii) any New Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained herein shall require Core-Mark Newco or the Post Confirmation Trust to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

                  (c) Abandoned Property Law. The provisions of the Plan regarding undeliverable distributions will apply with equal force to distributions made pursuant to the Old Note Indentures; notwithstanding any provision in such indenture to the contrary and notwithstanding any otherwise applicable escheat, abandoned or unclaimed property law.

F.       Distribution Record Date

         As of the close of business on the Distribution Record Date, the transfer register for the Old Notes as maintained by the Debtors, the Old Notes Trustees or their agents, shall be closed, and there shall be no further changes in the record Holders of any Old Notes. Moreover, the Reorganized Debtors shall have no obligation to recognize the transfer of any Old Notes occurring after the Distribution Record Date and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

G.       Timing and Calculation of Amounts to be Distributed

         Except as otherwise provided herein, on the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Debtors shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class, provided however, Core-Mark Newco and the Post Confirmation Trust, as applicable, shall maintain reserve accounts in trust for the payment or distribution on account of potential or Disputed Claims and shall make the appropriate adjustments in distributions to adequately take into consideration and fund such reserve accounts. Core-Mark Newco and the Post Confirmation Trust, as applicable, shall be authorized to make interim distributions and any subsequent distributions necessary to distribute any Cash, New Common Stock or other consideration held in any reserve account to the appropriate Claim Holder as claims are resolved and reserves are reduced in accordance with the Plan. If and to the extent that there are Disputed Claims, beginning on the date that is 45 calendar days after the end of the month following the Effective Date and 45 calendar days after the end of each month thereafter, distributions shall also be made, pursuant hereto, to Holders of Disputed Claims in any Class whose Claims were Allowed during the preceding month.

H.       Minimum Distribution

         The New Common Stock will be issued as whole shares. If a registered record Holder of an Allowed Claim is entitled to the distribution of a fractional share of New Common Stock, unless otherwise determined and approved by the Bankruptcy Court, the fractional distribution to which such Holder would be entitled shall be aggregated with all other such similar distributions by Core-Mark Newco (or its agent), and as soon as practicable after the Effective Date, sold by Core-Mark Newco (or its agent) in a commercially reasonable manner. Upon the completion of such sale, the net proceeds thereof shall be distributed (without interest), pro rata in the case of New Common Stock, to the Holders of Allowed Claims, based upon the fractional share of New Common Stock each such Holder would have been entitled to receive or deemed to hold had Core-Mark Newco issued fractional shares of New Common Stock. Such distributions shall be in lieu of any other distribution.

I.       Setoffs

         The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder, except as specifically provided herein.

J.       Old Notes

         Each record Holder of an Allowed Claim relating to the Old Notes not held through DTC shall either (a) tender its Old Notes relating to such Allowed Claim in accordance with written instructions to be provided to such Holders by the applicable Reorganized Debtor as promptly as practicable following the Effective Date, or (b) if the Holder's Old Note has been destroyed, lost, stolen or mutilated, comply with section IX.K. below. Such instructions shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with a letter of transmittal in accordance with such instructions. All surrendered Old Notes shall be marked as canceled. If any Holder of Old Notes not held through DTC submits bearer bonds without coupons or coupons only, the Debtors shall adjust the consideration exchanged therefore appropriately.

K.       Failure to Surrender Canceled Instruments

         Any Holder of Allowed Claims relating to the Old Notes not held through DTC that fails to surrender or is deemed to have failed to surrender its Old Notes required to be tendered hereunder or that has failed to comply with section IX.K. below within one year after the Effective Date shall have its Claim for a distribution pursuant hereto on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective properties. In such cases, any New Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Section IX.E. above.

L.       Lost, Stolen, Mutilated or Destroyed Debt Securities

         In addition to any requirements under the Indentures or any related agreement, any Holder of a Claim evidenced by an Old Note not held through DTC that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the applicable Reorganized Debtor: (a) an affidavit of loss reasonably satisfactory to such Reorganized Debtor setting forth the unavailability of the Old Note not held through DTC; and (b) such additional security or indemnity as may be reasonably required by such Reorganized Debtor to hold such Reorganized Debtor harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of a Claim evidenced by an Old Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such non-DTC note.

M.       Share Reserve

         In addition to the provisions of Section X.A.3., Core-Mark Newco shall be required to establish and maintain an appropriate reserve of New Common Stock to ensure the distribution of New Common Stock to the Holder of any Disputed Claim upon its allowance.

N.       Settlement of Claims and Controversies

         Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of claims or controversies relating to the contractual, legal and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of any such Allowed Claim.

                                   ARTICLE X.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                             AND UNLIQUIDATED CLAIMS

A.       Resolution of Disputed Claims

         1.       Prosecution of Objections to Claims

         After the Effective Date, except in regard to objections to Professional fees and other fees, Core-Mark Newco and the Post Confirmation Trustee, as applicable, shall have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims on behalf of the Debtors and Reorganized Debtors. From and after the Effective Date, Core-Mark Newco and the Post Confirmation Trustee, as applicable, may settle or compromise any Disputed Claim on behalf of the Reorganized Debtors without approval of the Bankruptcy Court. The party responsible between Core-Mark Newco and the Post Confirmation Trust for the various Claims shall be outlined in the Post Confirmation Trust Agreement.

         2.       Estimation of Claims

         Core-Mark Newco and the Post Confirmation Trustee, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Core-Mark Newco or the Post Confirmation Trust, as applicable, has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Core-Mark Newco and the Post Confirmation Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         3.       Payments and Distributions on Disputed Claims

         Notwithstanding any provision herein to the contrary, except as otherwise agreed by Core-Mark Newco or the Post Confirmation Trust, as applicable, Core-Mark Newco and the Post Confirmation Trust, as applicable, in their sole discretion shall not make any partial payments or partial distributions with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 45 calendar days after the month in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will not receive the appropriate payment or distribution on the Allowed Claim(s), except as otherwise agreed by Core-Mark Newco or the Post Confirmation Trust, as applicable, until the Disputed Claim(s) is or are resolved by settlement or Final Order. In the event there are Disputed Claims requiring adjudication and resolution, Core-Mark Newco and the Post Confirmation Trust, as applicable, shall establish appropriate reserves for potential payment of such Claims.

B.       Allowance of Claims

         Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code and no objection to such Claim has been filed by the Objection Deadline or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors and the Post Confirmation Trust, as applicable, after confirmation will have and retain any and all rights, remedies, causes of action and defenses the Debtors had with respect to any Claim as of the date the Debtors filed their petitions for relief under the Bankruptcy Code. All Claims of any Person or Entity that may owe money to the Debtors shall be disallowed unless and until such Person or Entity pays the amount it owes the Debtors in full.

C.       Controversy Concerning Impairment

         If a controversy arises as to whether any Claims, or any Class of Claims, is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

D.       Impact on Pending Litigation

         Pursuant to Section III.B.12 of the Plan, Other Securities Claims and Interests, including, but not limited to, securities litigation by current or former Fleming shareholders described in Section V.C.6 of the Disclosure Statement, will be permanently enjoined and any claims thereunder discharged. Litigation involving directors and officers of the Debtors, including but not limited to, that described in Section V.C.6 of the Disclosure Statement may be affected by the releases contained in Section XII of the Plan. Litigation that is not deemed an Other Securities Claim or Interest or is not effected by the releases contained in Section XII of the Plan, and is not otherwise discharged, settled or expunged in accordance with the Plan, will be permanently enjoined pursuant to Section XII.G. of the Plan, and any Allowed Claims arising from such litigation will generally be treated as Class 6 Claims under the Plan.

                                  ARTICLE XI.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                AND OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN

A.       Conditions Precedent to Confirmation

         It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order.

B.       Conditions Precedent to Occurrence of the Effective Date

         It shall be a condition to occurrence of the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section XI.C. herein:

         1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance satisfactory to the Debtors and the Committee and shall provide that, among other things:

                           (i) the Debtors and Reorganized Debtors are
                  authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

                           (ii) the provisions of the Confirmation Order are
                  nonseverable and mutually dependent;

                           (iii) Core-Mark Newco is authorized to issue the New
                  Common Stock, Preferred Stock, if applicable, and Management Options; and

                           (iv) the New Common Stock and the Preferred Stock and
                  the Equity Subscription Rights, if applicable, issued under the Plan are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Common Stock or Preferred Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code or the offer and sale of the Preferred Stock to the Equity Investor shall be qualified under the section 4(2) private placement exemption contained in the Securities Act.

         2. The following agreements, in form and substance satisfactory to the Reorganized Debtors and the Committee shall have been tendered for delivery and all conditions precedent thereto shall have been satisfied:

                  (a) Exit Financing Agreement;

                  (b) Tranche B Loan Agreement, if applicable;

                  (c) The Equity Commitment Letter, if applicable

                  (d) Registration Rights Agreements, if any; and

                  (e) Management Incentive Plan.

         3. The Certificate of Incorporation of Core-Mark Newco shall have been filed with the Secretary of State of the State of Delaware.

         4. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         5. The new board of directors of Core-Mark Newco shall have been appointed.

         6. The Reorganized Debtors shall have established and funded the Professional Fee Escrow Account.

         7. The appropriate Final Orders recognizing and implementing the Plan in Canada shall have been obtained from the Canadian CCAA Court.

         8. The Post Confirmation Trust shall be established and all actions, documents and agreements necessary to implement the Post Confirmation Trust shall have been effected or executed.

         9. The granting of the Equity Subscription Rights, if applicable, and the issuance of the New Common Stock and Preferred Stock (including Preferred Stock issuable upon the exercise of the Equity Subscription Rights) under the Plan shall be exempt from the prospectus and registration requirements and the first trade thereof shall be exempt from the prospectus requirements of the securities laws of each of the provinces of Canada (including, to the extent necessary, pursuant to an order or orders issued by the applicable Canadian securities regulators granting relief from any such prospectus and registration requirements that would otherwise be applicable).

C.       Waiver of Conditions

         Except as otherwise required by the terms of the Plan, the Debtors, with the consent of the Committee, may waive any of the conditions to Confirmation of the Plan and/or to occurrence of the Effective Date of the Plan set forth in this Article XI at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan.

D.       Effect of Non-occurrence of Conditions to Occurrence of the Effective
         Date

         If the occurrence of the Effective Date of the Plan does not occur by _________ , 2004, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, the Debtors; (2) prejudice in any manner the rights of the Debtors or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                  ARTICLE XII.

              DISCHARGE, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.       Subordination

         The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

B.       MUTUAL RELEASES BY RELEASEES

         ON AND AFTER THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICES OF THE RELEASEES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, EACH OF THE RELEASEES SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED ONE ANOTHER FROM ANY AND ALL CLAIMS (AS DEFINED IN
SECTION 101(5) OF THE BANKRUPTCY CODE), OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT THE RELEASEES OR THEIR SUBSIDIARIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER PERSON OR ENTITY, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AND PROVIDED THAT THE DEBTORS, THE REORGANIZED DEBTORS AND THE POST CONFIRMATION TRUST RESERVE THEIR RIGHTS TO BRING AVOIDANCE ACTIONS, COLLECT VENDOR DEDUCTIONS, OR ASSERT SETOFF, RECOUPMENT AND OTHER SIMILAR DEFENSES OR CLAIMS AGAINST MEMBERS OF THE COMMITTEE WITH RESPECT TO DEBTORS' ORDINARY COURSE BUSINESS DEALINGS WITH SUCH COMMITTEE MEMBERS.

C.       RELEASES BY HOLDERS OF CLAIMS

         ON AND AFTER THE EFFECTIVE DATE, EACH CLAIM HOLDER THAT HAS AFFIRMATIVELY VOTED TO ACCEPT THE PLAN SHALL BE DEEMED TO HAVE UNCONDITIONALLY RELEASED THE RELEASEES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY CLAIMS THAT COULD BE ASSERTED ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH CLAIM HOLDER WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (w) THE PURCHASE OR SALE, OR THE RESCISSION OF A PURCHASE OR SALE, OF ANY SECURITY OF A DEBTOR,
(x) A DEBTOR, REORGANIZED DEBTOR OR CORE-MARK NEWCO, (y) THE CHAPTER 11 CASES OR
(z) THE NEGOTIATION, FORMULATION AND PREPARATION OF THE

PLAN, OR ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

D.       INDEMNIFICATION

         THE DEBTORS, REORGANIZED DEBTORS AND CORE-MARK NEWCO SHALL BE JOINTLY AND SEVERALLY OBLIGATED TO INDEMNIFY ALL D&O RELEASEES AND THEIR RESPECTIVE AFFILIATES, AGENTS AND PROFESSIONALS AGAINST ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSE OF ACTION OR LIABILITIES WHETHER DIRECT OR INDIRECT, DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT EXCEPT FOR CASES OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. THE DEBTORS WILL FUND THE PURCHASE OF TAIL LIABILITY COVERAGE UNDER THE DEBTORS' DIRECTORS AND OFFICERS INSURANCE POLICIES.

E.       EXCULPATION

         THE DEBTORS, THE REORGANIZED DEBTORS, CORE-MARK NEWCO, THE D&O RELEASEES, THE POST-PETITION LENDERS, THE OLD NOTES TRUSTEES, THE COMMITTEE, THE POST CONFIRMATION TRUST, AND THE POST CONFIRMATION ADVISORY BOARD, AND THEIR MEMBERS AND PROFESSIONALS (ACTING IN SUCH CAPACITY) SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY PRE- OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION OR OCCURRENCE OF THE EFFECTIVE DATE OF THE PLAN, THE DISCLOSURE STATEMENT OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PRE-PETITION OR POST-PETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR IN CONTEMPLATION OF, RESTRUCTURING OF THE DEBTORS.

F.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS

         EXCEPT AS OTHERWISE PROVIDED HEREIN: (1) THE RIGHTS AFFORDED HEREIN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN, SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST ANY DEBTOR OR ANY OF ITS RESPECTIVE ASSETS OR PROPERTIES, (2) ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST, AND EQUITY INTERESTS IN, ANY DEBTOR SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL AND (3) ALL PERSONS AND ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST ANY REORGANIZED DEBTOR, ITS SUCCESSORS OR ITS ASSETS OR PROPERTIES ANY OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

G.       INJUNCTION

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ANY SUCH CLAIM OR INTEREST AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; (b) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; (c) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS; AND (d) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTORS OR AGAINST THE PROPERTY OF THE DEBTORS, THEIR ESTATES, CORE-MARK NEWCO OR THE REORGANIZED DEBTORS WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST, UNLESS SUCH RIGHT OF SETOFF SUBROGATION OR RECOUPMENT HAS BEEN PREVIOUSLY ASSERTED IN A TIMELY FILED PROOF OF CLAIM.

                                 ARTICLE XIII.

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

         1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

         2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VII herein to add or strike any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

         4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

         5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors;

         6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         7. resolve any cases, controversies, suits or disputes that may arise in connection with the occurrence of the Effective Date, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

         8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

         9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

         12. enter an order and/or final decree concluding the Chapter 11 Cases.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

A.       Effectuating Documents, Further Transactions and Corporation Action

         Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the notes and securities issued pursuant hereto.

         Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states where each of the Debtors is organized without any requirement of further action by the shareholders or directors of any Debtor or Reorganized Debtor.

B.       Dissolution of Committee

         The Creditors' Committee shall be dissolved on the Effective Date, and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

C.       Payment of Statutory Fees

         All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed or closed, whichever occurs first.

D.       Modification of Plan

         Subject to the limitations contained in the Plan, (1) the Debtors, with the consent of the Committee, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Committee or the Post Confirmation Trust Advisory Board, may upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

E.       Revocation of Plan

         The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or occurrence of the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtors or any other Person (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

F.       Environmental Liabilities

         Nothing in the Plan discharges, releases or precludes any environmental liability that is not a Claim. Furthermore, nothing in the Plan discharges, releases or precludes any environmental claim of the United States that arises on or after the Confirmation Date or releases any Reorganized Debtor from liability under environmental law as the owner or operator of property that such Reorganized Debtor owns or operates after the Confirmation Date. In addition, nothing in the Plan releases or precludes any environmental liability to the United States as to any Person or Entity other than the Debtors or Reorganized Debtors.

G.       Successors and Assigns

         The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.       Reservation of Rights

         Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.       Section 1146 Exemption

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.       Further Assurances

         The Debtors, Reorganized Debtors, Core-Mark Newco and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.       Service of Documents

         Any pleading, notice or other document required by the Plan to be served on or delivered to any Reorganized Debtor or the Committee shall be sent by first class U.S. mail, postage prepaid to:

               ------------------------------

               ------------------------------

               ------------------------------
               Attn:    [___________________]

               with copies to:

               Kirkland & Ellis LLP            Milbank Tweed Hadley & McCloy LLP
               200 E. Randolph Drive           One Chase Manhattan Plaza
               Chicago, Illinois 60601         New York, New York  10005
               Attn:  Geoffrey A. Richards     Attn:   ______________________
                      Janet S. Baer

                                               and

                                               Pepper Hamilton LLP
                                               100 Renaissance Center
                                               Suite 3600
                                               Detroit, Michigan  48243-1157
                                               Attn:   I. William Cohen
                                                       Robert S. Hertzberg

L.       Filing of Additional Documents

         On or before the Effective Date, the Debtors with the consent of the Creditors' Committee may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.


                                  Respectfully Submitted,


                                  FLEMING COMPANIES, INC.

                                  By: /s/ Rebecca A. Roof
                                      -----------------------------------------
                                      Name:  Rebecca A. Roof
                                      Title: Interim Chief Financial Officer


                                  OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                  By: /s/ Dennis F. Dunne
                                      -----------------------------------------
                                      Name:  Dennis F. Dunne
                                      Title: Counsel to Official Committee of
                                             Unsecured Creditors